 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2024

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders on June 12, 2024, our stockholders voted:

•to elect David B. Kagan as a Class I director for a three-year term expiring in 2027;

•to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

•to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

The final results of such voting, as certified by the independent inspector of election, are set forth below.

Proposal #1 - To elect one Class I director to a three-year term.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
David B. Kagan	10,345,751	2,199,490	3,007	4,633,869

Proposal #2 - To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
11,932,295	489,879	126,074	4,633,869

Proposal #3 - To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions
16,829,512	254,583	98,022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: June 14, 2024	BY:	/s/ Anthony Pike
	Name:	Anthony Pike
	Title:	Chief Financial Officer